   Exhibit 99.1

May 23, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Shareholders Approve Additional Shares;
Stock Split to Become Effective on or About June 1

Approve Other Proposals at Annual Meeting of Shareholders

TULSA, Okla. – May 23, 2012 – ONEOK, Inc. (NYSE: OKE) today announced that shareholders voted to increase the number of authorized shares of ONEOK common stock to 600 million from 300 million in connection with the company’s previously announced two-for-one stock split.

“This stock split follows several years of strong ONEOK share-price performance and underscores our confidence and commitment to continue to deliver attractive shareholder returns,” said John W. Gibson, ONEOK chairman and chief executive officer. “We anticipate the split will also put our stock price in a more attractive trading range for investors.”

The stock split will consist of distributing to shareholders one share of ONEOK common stock for each share held as of May 24, 2012, the record date for the stock split. The additional shares will be distributed on or about June 1, 2012.

On May 22, 2012, the company had approximately 104 million shares outstanding.

The company last split its stock in June 2001 when it distributed to shareholders one share of common stock for each share outstanding.

Other business items approved at today’s annual meeting included:
   The re-election of all directors to the ONEOK Board of Directors;
   The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONEOK for the year ending Dec. 31, 2012;
   The approval of additional authorized shares eligible for issuance under the ONEOK Employee Stock Award Program and the
   ONEOK Employee Stock Purchase Plan; and
   The approval of executive compensation on a non-binding, advisory basis.

-more-

ONEOK Shareholders Approve Additional Shares;
Stock Split to Become Effective on or about June1

May 23, 2012

ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.4 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the website at www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended.  The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.  Forward-looking statements are subject to a variety of risks, uncertainties and assumptions and are not guarantees of future performance.  An extensive list of factors that can affect future results are included in the Partnership’s Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Reports on Form 10-Q.

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